Exhibit 3.1
Amendments to the By-Laws of VF Corporation
Effective December 11, 2007
Section 7 of Article V of the By-Laws of VF Corporation which previously read as follows:
     “Section 7. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The Chairman of the Board of Directors shall serve as Chairman of the Executive Committee, subject, however, to the control of the Board of Directors. He shall, if present thereat, preside as Chairman at all meetings of the shareholders and of the directors. He shall be, ex officio, a member of all standing committees of the Board of Directors except the Audit, Nominating and Governance and Compensation Committees. The Chairman shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.”
Has been amended to read as follows:
     “Section 7. The Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The Chairman of the Board of Directors shall serve as Chairman of the Executive Committee, subject, however, to the control of the Board of Directors. He shall, if present thereat, preside as Chairman at all meetings of the shareholders and of the directors. He shall be, ex officio, a member of all standing committees of the Board of Directors except the Audit, Nominating and Governance and

Compensation Committees. The Chairman shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.”
Section 8 of Article V of the By-Laws of VF Corporation which previously read as follows:
     “Section 8. The President. The President shall be the chief operating officer of the Corporation and shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and in general, he shall perform duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman.”
Has been amended to read as follows:
     “Section 8. The President. Unless the Board of Directors has determined that the President shall serve as the chief executive officer of the Corporation with general supervision over the business and operations of the Corporation (subject, however, to the control of the Board of Directors), the President shall be the chief operating officer of the Corporation and shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and in general, he shall perform duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman. If the President is serving as a director, then during the absence or disability of the Chairman of the Board, he shall preside at all meetings of the shareholders or the Board of Directors.”